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                                                                       EXHIBIT G

                               FIRST AMENDMENT TO

                         THE FOURTH AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                      among

                                IFX CORPORATION,

                         UBS CAPITAL AMERICAS III, L.P.,

                                UBS CAPITAL LLC,

                    INTERNATIONAL TECHNOLOGY INVESTMENTS, LC,

                                JOEL EIDELSTEIN,

                                 MICHAEL SHALOM,

                                    LSC, LLC,

                                  JAK BURSZTYN,

                                       and

                                  LEE S. CASTY

                            dated as of March 6, 2003

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                                 IFX CORPORATION

    FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         This FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Amendment"), is entered as of March 6, 2003, among IFX CORPORATION, a Delaware corporation (the "Company"), UBS CAPITAL AMERICAS III, L.P., a Jersey, Channel Islands limited partnership, and UBS CAPITAL LLC, a Delaware limited liability company (collectively, "UBS" and together with successors and assigns, the "Investor Stockholders"), and the Stockholders of the Company listed on the signature page hereto, such Stockholders constituting holders of a majority of the Common Stock on an as converted basis held by all Stockholders.

Whereas, the Company, the Investor Stockholders and the Stockholders are parties to that certain Fourth Amended And Restated Stockholders Agreement dated as of June 28, 2002 (the "Stockholders Agreement"); and

Whereas, the parties hereto desire to amend certain provisions of the Stockholders Agreement.

NOW THEREFORE, it is agreed as follows:

1. Defined Terms. Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the Stockholders Agreement.

2. Amendment to Section 2.1 of the Stockholders Agreement. Section 2.1 of the Stockholders Agreement is hereby amended to add the following at the end thereof:

         "        (g)       Notwithstanding the other provisions of this Section
         2.1, (i) in the event that the seat on the Board to be occupied by the Investor Independent Representative is vacant for any reason, at the written request of the Investor Stockholders, the Investor Stockholders, the Stockholders and the Company shall take all actions necessary and in accordance with applicable law to cause the individual then designated as the Independent Representative to promptly be removed from the Board and for such seat to remain vacant until such time as a replacement Investor Independent Representative is elected to the Board and (ii) in the event that the seat on the Board to be occupied by the Independent Representative is vacant for any reason, at the written request of Casty or ITI, the Stockholders, the Investor Stockholders and the Company shall take all actions necessary and in accordance with Delaware law to cause the individual then designated as the Investor Independent Representative to promptly be removed from the Board and for such seat to remain vacant until such time as a replacement Independent Representative is elected to the Board."

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3. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

4. No Other Amendments. Except as provided herein, the Stockholders Agreement is not otherwise modified or amended and remains in force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

            (The remainder of this page is intentionally left blank)

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IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO THE FOURTH
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                              IFX CORPORATION

                                              By: /s/ Michael Shalom
                                                  ------------------------------
                                                  Name: Michael Shalom
                                                  Title: CEO

                                              UBS CAPITAL AMERICAS III, L.P.

                                              By: UBS Capital Americas III, LLC

                                              By: /s George A. Duarte
                                                  ------------------------------
                                                  Name: George A. Duarte
                                                  Title: Partner

                                              By: /s/ Marc Unger
                                                  ------------------------------
                                                  Name: Marc Unger
                                                  Title: Chief Financial Officer

                                              UBS CAPITAL LLC

                                              By: /s/ George A. Duarte
                                                  ------------------------------
                                                  Name: George A. Duarte
                                                  Title: Attorney-in-Fact

                                              By: /s/ Marc Unger
                                                  ------------------------------
                                                  Name: Marc Unger
                                                  Title: Attorney-in-Fact

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                                              INTERNATIONAL TECHNOLOGY
                                              INVESTMENTS, LC

                                              By: /s/ Michael Shalom
                                                  ------------------------------
                                                  Name: Michael Shalom
                                                  Title: Manager

                                              /s/ Michael Shalom
                                              ----------------------------------
                                              Michael Shalom

                                              /s/ Joel Eidelstein
                                              ----------------------------------
                                              Joel Eidelstein

                                              /s/ Lee S. Casty
                                              ----------------------------------
                                              Lee S. Casty

                                              LSC, LLC

                                              By: /s/ Lee S. Casty
                                                  ------------------------------
                                              Lee Casty, Manager

                                              /s/ Jak Bursztyn
                                                  ------------------------------
                                              Jak Bursztyn